Portlogic Systems Inc.

First Canadian Place

100 King Street West, Suite 5700

Toronto, Ontario  M5X 1K7  Canada

Phone: 1.702.357.8674

Fax: 1.212.401.2850

info@portlogicsystems.com

May 30, 2008

Edward Hadeed

Soldier Bay Circle

Blue Waters Antigua, West Indies

Subject:  Side Letter Agreement to the Convertible Debenture between Portlogic Systems Inc. and Edward Hadeed, dated March 11, 2005.

Dear Mr. Hadeed:

This Side Letter Agreement entered into on May 30, 2008, by and between Portlogic Systems Inc. and Edward Hadeed, will serve to modify Sections 3(c)(iii) and 3(c)(iv) of the Convertible Debenture (the “Debenture”) entered into on March 11, 2005, by and between Portlogic Systems Inc. and Edward Hadeed. Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Debenture.

Sections 3(c)(iii) and 3(c)(iv) of the Debenture shall be deleted in their entirety and are hereby modified as follows:

(iii)

Reserved.

(iv)

Reserved.

No other terms, rights or provisions of the Debenture are or should be considered to have been modified by the terms of this Side Letter Agreement and each party retains all other rights, obligations, privileges and duties contained in the Debenture.

Agreed and Accepted on May 30, 2008:

Very truly yours,	Agreed to and Accepted by:
Portlogic Systems Inc.	Edward Hadeed

/s/ Jueane Thiessen	/s/ Edward Hadeed
Name: Jueane Thiessen	Name: Edward Hadeed

President	May 30, 2008
Title	Date

May 30, 2008
Date